                     Exhibit 3.2

JLL INCOME PROPERTY TRUST, INC.

ARTICLES SUPPLEMENTARY

JLL Income Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.2.2 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, classified 250,000,000 authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation (the “Common Shares”) as Class S Common Shares, $0.01 par value per share, of the Corporation (the “Class S Common Shares”), 250,000,000 authorized but unissued Common Shares as Class D Common Shares, $0.01 par value per share, of the Corporation (the “Class D Common Shares”), 250,000,000 authorized but unissued Common Shares as Class Z Common Shares, $0.01 par value per share, of the Corporation (the “Class Z Common Shares”) and 250,000,000 authorized but unissued Common Shares as Class I Common Shares, $0.01 par value per share, of the Corporation (the “Class I Common Shares”), in each case with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption set forth below, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. The total numbers of Class A Common Shares, $0.01 par value per share, of the Corporation, Class A-I Common Shares, $0.01 par value per share, of the Corporation, Class M Common Shares, $0.01 par value per share, of the Corporation, Class M-I Common Shares, $0.01 par value per share, of the Corporation, Class N Common Shares, $0.01 par value per share, of the Corporation, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares which the Corporation has authority to issue after giving effect to these Articles Supplementary are 200,000,000, 200,000,000, 200,000,000, 200,000,000, 200,000,000, 250,000,000, 250,000,000, 250,000,000 and 250,000,000, respectively. There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class S Common Shares

(1) Designation and Number. A class of Common Shares, designated as the “Class S Common Shares” (“Class S Common Shares”), is hereby established. The number of authorized Class S Common Shares shall be 250,000,000.

(2) Rank. Class S Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class D Common Shares (as defined below), Class Z Common Shares (as defined below), Class I Common Shares (as defined below) and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class S Common Shares.

(3) Distributions. Distributions shall be made with respect to the Class S Common Shares at the same time as those made with respect to Class A Common Shares, Class A-I Common Shares, Class

M-I Common Shares, Class M Common Shares, Class N Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares. The per share amount of any Distribution with respect to the Class S Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering, or as described in the most recent Private Placement Memorandum relating to a Private Placement.

(4) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class S Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class S Common Shares, calculated by the Advisor as described in the Prospectus or Private Placement Memorandum, divided by the number of outstanding Class S Common Shares (the “Net Asset Value per Class S Common Share”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the holders of Common Shares shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per Class A Common Share to the holder of each Class A Common Share, (ii) the Net Asset Value per Class A-I Common Share to the holder of each Class A-I Common Share, (iii) the Net Asset Value per Class M-I Common Share to the holder of each Class M-I Common Share, (iv) the Net Asset Value per Class M Common Share to the holder of each Class M Common Share, (v) the Net Asset Value per Class N Common Share to the holder of each Class N Common Share, (vi) the Net Asset Value per Class S Common Share to the holder of each Class S Common Share, (vii) the Net Asset Value per Class D Common Share (as defined below) to the holder of each Class D Common Share, (viii) the Net Asset Value per Class Z Common Share (as defined below) to the holder of each Class Z Common Share and (ix) the Net Asset Value per Class I Common Share (as defined below) to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares ratably in the same proportion as the respective amounts that would be payable on such Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.

(5) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class S Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class S Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

(6) Suitability. Until a Listing has occurred, a prospective purchaser of Class S Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(7) Conversion. If a holder of Class S Common Shares has a change in circumstances (including, for example, a change in broker-dealer, financial advisor or type of account in which such Class

S Common Shares are held, or availability of a class of Common Shares with lower fees) and, in each case, satisfies the eligibility requirements to hold either Class D Common Shares, Class Z Common Shares or Class I Common Shares, such holder may convert any or all of such holder’s Class S Common Shares into a number of Class D Common Shares, Class Z Common Shares or Class I Common Shares, as the case may be, with an equivalent net asset value (“NAV”) as the converted Class S Common Shares.

Class D Common Shares

(8) Designation and Number. A class of Common Shares, designated as the “Class D Common Shares” (“Class D Common Shares”), is hereby established. The number of authorized Class D Common Shares shall be 250,000,000.

(9) Rank. Class D Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class Z Common Shares, Class I Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class D Common Shares.

(10) Distributions. Distributions shall be made with respect to the Class D Common Shares at the same time as those made with respect to Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class Z Common Shares and Class I Common Shares. The per share amount of any Distribution with respect to the Class D Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering, or as described in the most recent Private Placement Memorandum relating to a Private Placement.

(11) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class D Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class D Common Shares, calculated by the Advisor as described in the Prospectus or Private Placement Memorandum, divided by the number of outstanding Class D Common Shares (the “Net Asset Value per Class D Common Share”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the holders of Common Shares shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per Class A Common Share to the holder of each Class A Common Share, (ii) the Net Asset Value per Class A-I Common Share to the holder of each Class A-I Common Share, (iii) the Net Asset Value per Class M-I Common Share to the holder of each Class M-I Common Share, (iv) the Net Asset Value per Class M Common Share to the holder of each Class M Common Share, (v) the Net Asset Value per Class N Common Share to the holder of each Class N Common Share, (vi) the Net Asset Value per Class S Common Share to the holder of each Class S Common Share, (vii) the Net Asset Value per Class D Common Share to the holder of each Class D Common Share, (viii) the Net Asset Value per Class Z Common Share to the holder of each Class Z Common Share and (ix) the Net Asset Value per Class I Common Share to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of the

Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares ratably in the same proportion as the respective amounts that would be payable on such Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.

(12) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class D Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class D Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

(13) Suitability. Until a Listing has occurred, a prospective purchaser of Class D Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(14) Conversion. If a holder of Class D Common Shares has a change in circumstances (including, for example, a change in broker-dealer, financial advisor or type of account in which such Class D Common Shares are held, or availability of a class of Common Shares with lower fees) and, in each case, satisfies the eligibility requirements to hold either Class Z Common Shares or Class I Common Shares, such holder may convert any or all of such holder’s Class D Common Shares into a number of Class Z Common Shares or Class I Common Shares, as the case may be, with an equivalent NAV as the converted Class D Common Shares.

Class Z Common Shares

(15) Designation and Number. A class of Common Shares, designated as the “Class Z Common Shares” (“Class Z Common Shares”), is hereby established. The number of authorized Class Z Common Shares shall be 250,000,000.

(16) Rank. Class Z Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class I Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class Z Common Shares.

(17) Distributions. Distributions shall be made with respect to the Class Z Common Shares at the same time as those made with respect to Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares and Class I Common Shares. The per share amount of any Distribution with respect to the Class Z Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering, or as described in the most recent Private Placement Memorandum relating to a Private Placement.

(18) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class Z Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class Z Common Shares, calculated by the Advisor as described in the Prospectus or Private Placement Memorandum, divided by the number of outstanding Class Z Common Shares (the “Net Asset Value per Class Z Common Share”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the holders of Common Shares shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per Class A Common Share to the holder of each Class A Common Share, (ii) the Net Asset Value per Class A-I Common Share to the holder of each Class A-I Common Share, (iii) the Net Asset Value per Class M-I Common Share to the holder of each Class M-I Common Share, (iv) the Net Asset Value per Class M Common Share to the holder of each Class M Common Share, (v) the Net Asset Value per Class N Common Share to the holder of each Class N Common Share, (vi) the Net Asset Value per Class S Common Share to the holder of each Class S Common Share, (vii) the Net Asset Value per Class D Common Share to the holder of each Class D Common Share, (viii) the Net Asset Value per Class Z Common Share to the holder of each Class Z Common Share and (ix) the Net Asset Value per Class I Common Share to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares ratably in the same proportion as the respective amounts that would be payable on such Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.

(19) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class Z Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class Z Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

(20) Suitability. Until a Listing has occurred, a prospective purchaser of Class Z Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

(21) Conversion. If a holder of Class Z Common Shares has a change in circumstances (including, for example, a change in broker-dealer, financial advisor or type of account in which such Class Z Common Shares are held, or availability of a class of Common Shares with lower fees) and, in each case, satisfies the eligibility requirements to hold either Class D Common Shares or Class I Common Shares, such holder may convert any or all of such holder’s Class Z Common Shares into a number of Class D

Common Shares or Class I Common Shares, as the case may be, with an equivalent NAV as the converted Class Z Common Shares.

Class I Common Shares

(22) Designation and Number. A class of Common Shares, designated as the “Class I Common Shares” (“Class I Common Shares”), is hereby established. The number of authorized Class I Common Shares shall be 250,000,000.

(23) Rank. Class I Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class I Common Shares.

(24) Distributions. Distributions shall be made with respect to the Class I Common Shares at the same time as those made with respect to Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares and Class Z Common Shares. The per share amount of any Distribution with respect to the Class I Common Shares shall be determined as described in the most recent Prospectus relating to a Public Offering, or as described in the most recent Private Placement Memorandum relating to a Private Placement.

(25) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class I Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class I Common Shares, calculated by the Advisor as described in the Prospectus or Private Placement Memorandum, divided by the number of outstanding Class I Common Shares (the “Net Asset Value per Class I Common Share”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the holders of Common Shares shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per Class A Common Share to the holder of each Class A Common Share, (ii) the Net Asset Value per Class A-I Common Share to the holder of each Class A-I Common Share, (iii) the Net Asset Value per Class M-I Common Share to the holder of each Class M-I Common Share, (iv) the Net Asset Value per Class M Common Share to the holder of each Class M Common Share, (v) the Net Asset Value per Class N Common Share to the holder of each Class N Common Share, (vi) the Net Asset Value per Class S Common Share to the holder of each Class S Common Share, (vii) the Net Asset Value per Class D Common Share to the holder of each Class D Common Share, (viii) the Net Asset Value per Class Z Common Share to the holder of each Class Z Common Share and (ix) the Net Asset Value per Class I Common Share to the holder of each Class I Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares ratably in the same proportion as the respective amounts that would be payable on such Class A Common Shares, Class A-I Common Shares, Class M-I Common Shares, Class M Common Shares, Class N Common Shares, Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares if all amounts payable thereon were paid in full.
(26) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class I Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class I Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

(27) Suitability. Until a Listing has occurred, a prospective purchaser of Class I Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

SECOND: The Class S Common Shares, Class D Common Shares, Class Z Common Shares and Class I Common Shares have been classified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 2nd day of October, 2025.

ATTEST: JLL INCOME PROPERTY TRUST, INC.

/s/ Gordon G. Repp	By:	/s/ C. Allan Swaringen	(SEAL)
Name: Gordon G. Repp Title: Secretary		Name: C. Allan Swaringen Title: Chief Executive Officer and President